DocuSign Envelope ID: 9FE595FD-E292-4F7C-8B03-120000D933DB

Exhibit 10.2

Loan Agreement

This Loan Agreement (the “Agreement”) is made and entered into as of December 27, 2018, by DASAN Networks, Inc. (“DASAN”) and DASAN Zhone Solutions, Inc. (“DZS”), and the parties hereto agree as follows:

“DASAN” (Lender)
Company name	:	DASAN Networks, Inc.
Representative	:	CEO Nam Min Woo
Address	:	10F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do, Korea

“DZS” (Borrower)
Company name	:	DASAN Zhone Solutions, Inc.
Representative	:	CEO Il Yung Kim
Address	:	7195 Oakport Street Oakland, CA 94621 USA

Article 1 【Conditions】 The basic conditions of this loan agreement are as follows.

①	Loan Amount

Borrower	Loan Amount	Period
DZS	Six Million U.S. Dollars (U.S.$6,000,000.00)	2018. 12. 27. ~ 2020. 06. 27.

②	Interest Rate / Annum

Interest Rate / Annum	Penalty Rate / Annum	Remarks
4.6%	9.9%

③	Loan Date and Maturity Date

Loan Date	Maturity Date	Remarks
2018. 12. 27.	2020. 06. 27.	Six Million U.S. Dollars (U.S.$6,000,000.00)

DocuSign Envelope ID: 9FE595FD-E292-4F7C-8B03-120000D933DB

Article 2 【Interest】

①	“DZS” shall pay to the “DASAN” a monthly interest calculated on the principal and the interest shall be paid by remittance to the account below at the end of each calendar quarter.
②	Account Number: Industrial Bank of Korea 528-000005-04-015 DASAN Networks, Inc.

Article 3 【Late penalty】

If "DZS" delays the payment of the principal or interest set forth in the Article 1, the benefit of time shall be forfeited and “DZS” shall repay the whole principal amount immediately, and pay late penalty calculated by 9.9% penalty rate per annum from the time of forfeiting the benefit of time until the amount is fully repaid.

Article 4 【Repayment method】

①	The repayment of the loan must be made by remitting it to “DASAN”'s account on the due date.
②	The repayment amount will be used to pay in order of expenses, interest, principal.
③	The repayment of the loan can be made before the due date, in this case, the interest will be calculated on a daily basis to pay the agreed interest.

Article 5 【Provision of the loan】

“DASAN” shall provide the loan to the account of “DZS” on the day of the loan by wire transfer to the account as follows.

①	On December 27, 2018, Six Million U.S. Dollars (U.S.$6,000,000.00) will be transferred to the following account of “DZS”.
②	Account Number:

Wells Fargo Bank, N.A.
San Francisco, CA 94104 U.S.A.
ABA#:	121000248
Or Swift Address:	WFBIUS6S
Account Name:	Dasan Zhone Solutions, Inc.
Account #:	4123407231

Article 6 【Collaterals】

“DZS” shall provide “DASAN” with thirty percent (30%) of all equity interests owned by “DZS” in

Keymile GmbH, subject to “DZS”’s acquisition of such equity interests at a later date, as collateral for the loan.

DocuSign Envelope ID: 9FE595FD-E292-4F7C-8B03-120000D933DB

Article 7 【 Disposition of collateral】

①

In case “DZS” fails to pay the principal on the due date and fails to cure such default within 5 business days after written notice to “DZS”, “DZS” agrees to offset the loan against collateral as noted in Article 6.

Article 8 【Forfeiture of benefit of time】

In the event that any of the following defaults occurs and fails to cure such default within 5 business days after written notice to “DZS” with a copy to (“DZS”), the benefit of time of “DZS” will be forfeited even before the due date, and “DASAN” may dispose the collateral discretionally.

①	In case interest is not paid or notes and checks are bounced;
②	In case a preservative measure or compulsory execution is charged on “DZS” due to another liability
③	In case auction, bankruptcy or composition is applied due to another liability
④	In case it is determined that any significant concerns occur for the preservation of receivables of “DASAN”.

Article 9 【Jurisdiction】

In case of any dispute arising out of or in connection with this Agreement, the parties shall preliminarily adjust and settle the dispute in principle, provided that the competent court in case of dispute shall be the court of Suwon District Court.

Article 10 【Others】

For the matters not specified in this agreement, the principle of good faith and the general commercial practice applies.

In order to prove the fact of this Agreement, two copies of the Agreement shall be prepared with the name and signature of each party or agent legally authorized to perform the act, and retained by “DASAN” and “DZS” respectively.

“DASAN” Lender	DASAN Networks, Inc.

Representative Director, CEO Nam Min Woo

10F Dasan Tower, 49, Daewang Pangyo-ro 644 beon-gil,

Bundang-gu, Seongnam-si, Gyeonggi-do, Korea

“DZS” Borrower	Dasan Zhone Solutions, Inc.

Representative: Il Yung Kim (CEO)

7195 Oakport Street, Oakland, CA 94621, USA